UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 2, 2014

Date of Report (Date of earliest event reported)

Ambit Biosciences Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35919	33-0909648
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

11080 Roselle St. San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 334-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On June 2, 2014, the Board of Directors (the “Board”) of Ambit Biosciences Corporation (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Jeffrey S. Hatfield to the Board effective immediately. Mr. Hatfield will serve in the class of directors whose term of office expires at the Company’s 2017 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy (described in more detail below), Mr. Hatfield is entitled to receive an annual Board service retainer of $40,000 payable in equal quarterly installments in arrears.  No payment will be made for the first fiscal quarter of 2014 and the quarterly payment for the second fiscal quarter of 2014 will be prorated based on the number of days served in such quarter.

On June 2, 2014, in accordance with the Company’s Non-Employee Director Compensation Policy and pursuant to the terms of the Company’s 2013 Equity Incentive Plan (the “Plan”), Mr. Hatfield was granted an option to purchase 14,000 shares of the Company’s Common Stock (the “Initial Option”).  One-third of the shares subject to the Initial Option will vest on each of the first, second and third year anniversaries of Mr. Hatfield’s election to the Board. On the date of each annual meeting of the Company’s stockholders in which he is elected or is then serving as a member of the Board, Mr. Hatfield will receive an additional option to purchase 8,000 shares of the Company’s Common Stock (each an “Annual Option”).  The shares subject to each Annual Option will vest in full on the one year anniversary of the date of grant.  Vesting of the Initial Option and each Annual Option will cease if Mr. Hatfield resigns from the Board or otherwise ceases to serve on the Board, unless the Board determines that the circumstances warrant continuation of vesting.  If a change of control occurs, all outstanding stock awards under the Plan held by Mr. Hatfield will automatically accelerate and become fully vested and exercisable.

The Company also entered into a standard form of indemnification agreement with Mr. Hatfield (the “Indemnification Agreement”) effective upon his election to the Board. The Indemnification Agreement provides, among other things, that the Company will indemnify him, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. The Company’s standard form of indemnification agreement is filed as Exhibit 10.1to this Current Report on Form 8-K, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Hatfield and any other person pursuant to which he was selected as a director of the Company, there are no family relationships between Mr. Hatfield and any director, executive officer or any person nominated or chosen to become a director or executive officer of the Company, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)) between Mr. Hatfield and the Company.

On June 2, 2014, Steven Elms notified the Company of his resignation from the Board of the Company, effective immediately.

Item 9.01                                       Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1

Form of Indemnification Agreement, previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-186760), as originally filed on February 20, 2013, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ambit Biosciences Corporation

Dated: June 4, 2014
	By:	/s/ Alan Fuhrman
Alan Fuhrman
Chief Financial Officer

[Exhibit Index

Exhibit Number	Description

10.1

Form of Indemnification Agreement, previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-186760), as originally filed on February 20, 2013, and incorporated herein by reference.